EXHIBIT 10.6

                              CONSULTING AGREEMENT

THIS AGREEMENT, made, entered into this 2nd day of September 2005 (the "Effective Date"), by and between Luther Capital Management, Inc., a Nebraska corporation (hereinafter referred to as "Consultant"), and American Technologies Group, Inc., a Nevada corporation, (hereinafter referred to as "Corporation").

                              W I T N E S S E T H:

      WHEREAS, Consultant will provide valuable services to the Corporation in connection with the Corporation's acquisition of North Texas Steel Company, Inc. ("North Texas") and the Corporation realizes that Consultant will provide valuable services to the Corporation and has determined that it would be desirable to retain Consultant's services under a consulting agreement; and

      WHEREAS, Consultant desires to provide such consulting services for the Corporation as an independent contractor, with the understanding that it shall not be required to devote its full time to the business of the Corporation and shall be free to pursue other business interests.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

1. CONSULTING ARRANGEMENT. The Corporation hereby contracts for the services of Consultant and Consultant agrees to perform such duties and responsibilities and to render advice and consulting as may be requested by the Corporation from time to time during the term of this consulting arrangement in connection with the Corporation's acquisition of the North Texas ("Consulting Arrangement").

2. RELATIONSHIP BETWEEN PARTIES. During the term of the Consulting Arrangement, Consultant shall be deemed to be an independent contractor. Consultant shall not be considered as having an employee status vis-a-vis the Corporation, or by virtue of the Consulting Arrangement being entitled to participate in any plans, arrangements or distributions by the Corporation pertaining to or in connection with any pension, stock, bonus, profit sharing, welfare benefits, or similar benefits for the regular employees of the Corporation. The Corporation shall not withhold any taxes in connection with the compensation due Consultant hereunder, and Consultant will be responsible for the payment of any such taxes and hereby agrees to indemnify the Corporation against nonpayment thereof.

3. COMPENSATION FOR THE CONSULTING ARRANGEMENT. As consideration for the services to be rendered under this Consulting Arrangement by Consultant, the Corporation hereby agrees to issue to the Consultant, or its designees as set forth on Exhibit A, which is attached hereto and made a part hereof, 1,268,245,476 shares (the "Shares") of common stock, par value $.001, of the Corporation subject to the Corporation amending its certificate of incorporation to increase its authorized common stock.



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4. TERM OF  CONSULTING  ARRANGEMENT.  The  Consulting  Arrangement  shall  begin effective as of the Effective Date and shall continue for a period of three (3) months from the Effective Date (the "Consulting Period").

5. REPRESENTATIONS BY THE CONSULTANT.

      A. The Consultant represents that the Consultant is an "accredited investor" as such term is defined in Rule 501 of Regulation D ("Regulation D") promulgated under the Securities Act; and that the Consultant is able to bear the economic risk of an investment in the Shares.

      B. The Consultant hereby acknowledges and represents that (i) the Consultant has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange nor on the National Association of Securities Dealers, Inc. automated quotation system;
(ii) the Consultant recognizes the highly speculative nature of this investment; and (iii) the Consultant is able to bear the economic risk that the Consultant hereby assumes.

      C. The Consultant hereby represents that the Consultant, either by reason of the Consultant's business or financial experience or the business or financial experience of the Consultant's professional advisors (who are unaffiliated with and not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly), has the capacity to protect the Consultant's own interests in connection with the transaction contemplated hereby.

      D. The Consultant understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Consultant's investment intention. In this connection, the Consultant hereby represents that the Consultant is acquiring the Shares for the Consultant's own account for investment and not with a view toward the resale or distribution to others. The Consultant, if an entity, further represents that it was not formed for the purpose of purchasing the Shares.

      E. The Consultant understands that the Corporation's common stock is quoted on the OTC Bulletin Board and that there is a limited market for the common shares. The Consultant understands that even if a public market develops for the common shares, Rule 144 ("Rule 144") promulgated under the Securities Act requires for non-affiliates, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Consultant understands and hereby acknowledges that the Corporation is under no obligation to register any of the Shares under the Securities Act or any state securities or "blue sky" laws. The Consultant understands and acknowledges that presently the Corporation does not have sufficient shares of common stock to issue to the Consultant and, accordingly, the Corporation will be required to obtain shareholder approval to file an amendment to its certificate of incorporation increasing its authorized shares of common stock.

      F. The Consultant consents to the placement of a legend on any certificate or other document evidencing the shares of common stock and understands that such securities have not been registered under the Securities Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Consultant is aware that the Corporation will make a notation in its appropriate records with respect to the restrictions on the transferability of such Shares. The legend to be placed on each certificate shall be in form substantially similar to the following:



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      "THE  SECURITIES  REPRESENTED  HEREBY HAVE NOT BEEN  REGISTERED  UNDER THE
      UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES OR "BLUE SKY LAWS," AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

      G. The Consultant represents that the Consultant has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Consultant, enforceable against the Consultant in accordance with its terms. The Consultant acknowledges that at such time, if ever, as the Shares are registered as the Securities and Exchange Commission, sales of the Shares will be subject to state securities laws.

      H. The Consultant agrees to hold the Corporation and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Shares by the Consultant in violation of the Securities Act or any applicable state securities or "blue sky" laws; or (b) any false representation or warranty or any breach or failure by the Consultant to comply with any covenant made by the Consultant in this Agreement or any other document furnished by the Consultant to any of the foregoing in connection with this transaction.

6. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

      (a) if to the Corporation, to it at:   with a copy to:

          American Technologies Group, Inc.  Gregory Sichenzia, Esq.
          P.O. Box 90                        Sichenzia Ross Friedman Ference LLP
          Monrovia, CA 91016                 1065 Avenue of the Americas
          Fax: ( __) ____________            New York, NY 10018
                                             Fax: (212) 930-9725


      (b) if to Consultant, to him at:  with a copy to:

          Luther Capital Management, Inc.
          c/o Virgil Johnson,
          Erickson Sederstrom law firm
          Regency Westpointe
          10330 Regency Parkway Drive, Suite
          100 Omaha, NE  68114-3761
          phone 402-3978-2200



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6. BINDING EFFECT. This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all the parties hereto and upon all of their respective heirs, successors and representatives.

7. ENTIRE AGREEMENT. This Agreement, including the agreements incorporated by reference, contains the entire Agreement among the parties hereto with respect to the matters contemplated hereby and supersedes all prior agreements and undertakings between the parties with respect to such matters. This Agreement may not be amended, modified or terminated in whole or in part, except in writing, executed by each of the parties hereto.

8. INDEMNIFICATION. Consultant hereby agrees to hold harmless and indemnify Corporation from and against any and all loss, damage, expense, and cost (including reasonable attorneys' fees incurred in connection with the same) incurred by Corporation as a result of Consultant's breach of any covenant or agreement made herein.

9. SEVERABILITY. Should any part of any provision of this Agreement be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion of such provision or any other provision and the remainder of the Agreement shall remain in full force and effect and shall be construed in all respects as if such invalid or unenforceable provision or portion thereof were not contained herein. In the event of a declaration of invalidity, the provision or portion thereof declared invalid shall not necessarily be invalidated in its entirety, but shall be observed and performed by the parties to the Agreement to the extent such provision is valid and enforceable.

10. SECTION HEADINGS. The section headings contained herein are for convenience of reference only and shall not be considered any part of the terms of this Agreement.

11. CHOICE OF LAW. This Agreement shall be interpreted and performed in accordance with the laws of the State of New York, and the parties agree, notwithstanding the principles of conflicts of law, that the internal laws of the State of New York shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.

                             Signature page follows


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      IN  WITNESS  WHEREOF,  Consultant  has  hereunto  put  her  hand,  and the
Corporation has caused this instrument to be executed in its corporate name by its duly authorized officer, all as of the day and year first above written.

                                         CONSULTANT:

                                         Luther Capital Management, Inc.

                                         /s/Michael S. Luther
                                         --------------------
                                         Michael S. Luther, CEO


                                         CORPORATION:

                                         American Technologies Group, Inc.

                                         /s/ Dr. Gary Fromm
                                         ------------------
                                         Dr. Gary Fromm, CEO



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                              Exhibit A - Designees

Luther Capital Management, Inc.                                      119,154,205
Q Street Investors LLC                                               119,154,205
Durkin, Chauncy                                                      238,308,410
Cerca Trova LLC                                                      238,308,410
Matteson, Pat                                                        238,308,410
Matteson, Chuck                                                      238,308,410
R I Heller LLC                                                       238,308,410
Gary Fromm                                                           143,788,528
Al Van Ness                                                           50,222,521
Steven Dresner                                                        25,111,260
Terra Nova Explorer Fund                                              25,111,260

Total                                                              1,674,084,028



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